       1                                                            EXHIBIT 16
                           CAPSTONE NIKKO JAPAN FUND
                       SCHEDULE FOR COMPUTATION OF YIELD



     Yield = 2[(a - b) + 1)6 - 1]
                -----
                  cd

        a = dividends and interest earned during the period,

        b = expenses accrued for the period (net of reimbursements),

        c = the average daily number of shares outstanding during the period that were entitled to receive dividends, and

        d = the maximum offering price per share on the last day of the period.



                           *************************



                Yield = 2[(1,997.04 - 15,653.15) + 1)6 - 1]
                           --------------------
                           (427,773.890)(6.76)

           = (5.600)% (for 1 month period ending October 31, 1995)

                          CAPSTONE NIKKO JAPAN FUND
         SCHEDULE OF COMPUTATION FOR AVERAGE ANNUAL TOTAL RETURN


P (1 + T)n = ERV

          P = a hypothetical initial payment of $1,000,

          T = the average annual total return,

          n = the number of years,

         ERV = the ending redeemable value of a hypothetical
               $1,000 payment made at the beginning of the period.

                           ********************

The Fund's average annualized total return for the one year period ending October 31, 1995 is (15.816)%.

                       $1,000 (1 + -.15816)1 = ERV

                                     $841.80 = ERV

An initial payment of $1,000 invested on 11/01/94 will result in
118.624 shares. There were no income or capital gain distributions during the period. On 10/31/95 the net asset value of Capstone Nikko Japan Fund was $6.76 per share, thereby creating a total market value of $841.80 and yielding a return of (15.816)%.

                           ********************

The Fund's average annualized total return for the five year period from November 1, 1990 to ending October 31, 1995 is
(3.215)%.

                       $1,000 (1 + -.03215)5 = ERV

                                     $849.20 = ERV

An initial payment of $1,000 invested on 11/01/90 will result in
119.617 shares. There were no income or capital gain distributions during the period. On 10/31/95 the net asset value of Capstone Nikko Japan Fund was $6.76 per share, thereby creating a total market value of $849.20 and yielding a return of (3.215)%.

                           ********************

The Fund's average annualized total return for the period July
10, 1989 to October 31, 1995 is (5.754)%.

                      $1,000(1+ -.05754)6.31 = ERV

                                     $687.90 = ERV

An initial payment of $1,000 invested on 07/10/89 will result in
95.238 shares. A capital gain distribution of $0.19 for the period resulted in 1.677 additional shares, rendering a total of
96.915 shares. On 10/31/95 the net asset value of Capstone Nikko Japan Fund was $6.76 per share, thereby creating a total market value of $841.80 and yielding a return of (5.754)%.

                         CAPSTONE NIKKO JAPAN FUND
                 SCHEDULE OF COMPUTATION FOR TOTAL RETURN


P(1+T) = ERV

         P = a hypothetical initial payment of $1,000,

         T = the total return,

       ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

                           ********************

The Fund's total return for the one year period ending October
31, 1995 is (15.816)%.

                        $1,000(1 + -.15816) = ERV

                                    $841.84 = ERV

An initial payment of $1,000 invested on 11/01/94 will result in
124.533 shares. There were no income or capital gain distributions during the period. On 10/31/95 the net asset value of Capstone Nikko Japan Fund was $6.76 per share, thereby creating a total market value of $841.80 and yielding a return of (15.816)%.

                           ********************

The Fund's total return for the five year period from November 1, 1990 to October 31, 1995 is (15.075)%.

                        $1,000(1 + -.15075) = ERV

                                    $849.25 = ERV

An initial payment of $1,000 invested on 11/01/90 will result in
127.628 shares. There were no income or capital gain distributions during the period. On 10/31/95 the net asset value of Capstone Nikko Japan Fund was $6.76 per share, thereby creating a total market value of $849.20 and yielding a return of (15.075)%.


                           ********************


The Fund's total return for the period July 10, 1989 through October 31, 1995 is (31.210)%.

                         1,000(1 + -.31210) = ERV

                                    $687.90 = ERV

An initial payment of $1,000 invested on 07/10/89 will result in
100.000 shares. A capital gain distribution of $0.190 for the period resulted in 1.761 additional shares, rendering a total of
101.761 shares. On 10/31/95 the net asset value of Capstone Nikko Japan Fund was $6.76 per share, thereby creating a total market value of $687.90 and yielding a return of (31.210)%.